Exhibit 99.1

InterMune Announces Presentation of Data on Potent HCV Protease Inhibitor Drug Candidates

Monday November 1, 8:31 am ET

• Extends Hepatitis C Drug Discovery Program With Array BioPharma -

BOSTON, Nov. 1 /PRNewswire-FirstCall/ – InterMune, Inc. (Nasdaq: ITMN - News) announced today the presentation of preclinical data on the discovery and characterization of a number of potent and selective small molecule inhibitors of the hepatitis C (HCV) NS3/4 protease. These molecules are part of InterMune’s robust HCV protease inhibitor program and demonstrate promising potency, bioavailability and metabolic stability in preclinical models. The data were presented at the 55th Annual Meeting of the American Association for the Study of Liver Diseases (AASLD) being held in Boston this week.

According to the Centers for Disease Control an estimated 3.9 million (1.8%) Americans have been infected with HCV, of whom 2.7 million are chronically infected, and the prevalence of chronic HCV is increasing. Currently available therapies are insufficient, creating a need for the development of novel therapeutic approaches. Protease inhibitors represent a promising class of drugs for HCV, and the HCV NS3/4 protease is an attractive drug target because of its involvement in viral replication and suppressive effects on host response to viral invasion.

InterMune and Array BioPharma (Nasdaq: ARRY - News) scientists worked in collaboration to discover novel small molecule inhibitors of the HCV NS3/4 protease. Compounds were designed using computational modeling techniques and optimized to achieve high potency. Preclinical plasma pharmacokinetic analysis following intravenous and oral administration was then used in conjunction with other in vitro assays and stability studies to optimize the compounds.

“We have discovered highly potent, metabolically stable, orally available small molecule inhibitors of the HCV NS3/4 protease,” said Lawrence Blatt, Ph.D., Senior Vice President of Preclinical and Applied Research at InterMune, who presented the data. “Our preclinical data provide us with the rationale to further test these compounds with the goal of selecting the most appropriate candidate to take into the clinic for development as a treatment for patients with HCV.”

In addition, InterMune and Array BioPharma announced the extension of their collaboration, which has focused on the discovery and development of small molecule drugs directed against HCV since 2002. Under this extension, Array will perform process research and cGMP scale-up through Phase I clinical trials of drug candidates resulting from the program. In addition, Array will create second-generation compounds as back-up candidates for the program.

“We are very excited by the progress we have made advancing our novel small molecule program and as a result we have extended our collaboration with Array BioPharma. This extended agreement provides a valuable opportunity to continue the development of novel HCV inhibitors, which we believe may one day prove to be an important component of treatment for HCV patients,” said Dan Welch, Chief Executive Officer and President of InterMune. “In addition to our protease inhibitor program, we are advancing our robust and late stage HCV pipeline and growing our marketed brand, Infergen® (interferon alfacon-1) for HCV.”

About InterMune’s Hepatitis C Small Molecule Drug Discovery Program

In September 2002, InterMune launched a drug discovery program with Array BioPharma to pursue small molecule therapeutics targeting HCV. Over the past two years, scientists from InterMune and Array have collaborated to design, create, optimize and evaluate drug candidates. In September 2004, InterMune entered into a nonexclusive licensing agreement with Chiron Corporation granting

InterMune a license to discover, develop and commercialize small molecule therapeutic agents against certain HCV targets that Chiron currently holds under patent protection.

InterMune’s Commitment in Hepatology

InterMune is a biopharmaceutical company that is committed to developing and commercializing innovative therapies in hepatology. In addition to the currently marketed product indicated for the treatment of chronic HCV (Infergen®), InterMune has a broad and deep late-stage product portfolio addressing HCV, particularly in patients who are considered nonresponders to previous pegylated interferons plus ribavirin. Leading the hepatology portfolio is the DIRECT trial, an ongoing Phase III study of daily interferon alfacon-1 (Infergen®) plus ribavirin, and an ongoing Phase II trial of daily interferon alfacon-1 plus interferon gamma-1b (Actimmune®) with and without ribavirin. Both of these trials are for the treatment of HCV patients who do not respond to first-line therapy (pegylated interferon-alfa 2a or 2b plus ribavirin). In addition, InterMune has an early stage small molecule program targeted at the HCV protease. For additional information about InterMune and its development pipeline, please visit www.intermune.com.

About Array BioPharma

Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs. Array’s proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access Array’s drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

InterMune’s Forward Looking Statement

Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements related to product development. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2004 and other periodic reports filed with the SEC, including the following: (i) the risk that if physicians do not prescribe Actimmune for the treatment of IPF, an indication for which Actimmune has not been approved by the FDA, or if patient referral rates continue to decline, InterMune’s revenues will decline; (ii) risks related to regulation by the FDA and other agencies with respect to InterMune’s communications with physicians concerning Actimmune for the treatment of IPF; (iii) risks related to potential increases in Infergen sales; (iv) reimbursement risks associated with third-party payors; (v) risks related to whether InterMune is able to obtain, maintain and enforce patents and other intellectual property; (vi) risks related to significant regulatory, supply and competitive barriers to entry; (vii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues; (viii) risks related to achieving positive clinical trial results; (ix) risks related to timely patient enrollment and retention in clinical trials. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the 10-Q report and InterMune’s other periodic reports filed with the SEC.

Array BioPharma’s Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2004, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of November 1, 2004. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.